Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Contact: Laura J. Wakeley
Office: 717-291-2616

Fulton Financial Approves Share Repurchase Program

(May 28, 2014) - Lancaster, PA - Fulton Financial Corporation (NASDAQ: FULT), a
$17 billion Lancaster, PA-based financial holding company, announced that its board of directors today approved the repurchase of up to four million shares of the Corporation’s common stock, or approximately 2.1% of the Corporation’s outstanding shares, through December 31, 2014. As of April 30, 2014, the Corporation had approximately 189 million shares of common stock outstanding.
As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time in the open market at prevailing prices, or through privately negotiated transactions. The repurchase program may be discontinued at any time.
Fulton Financial Corporation employs more than 3,800 employees and operates approximately 253 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, N.A., Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Fulton Bank of New Jersey, Mt. Laurel, NJ; and The Columbia Bank, Columbia, MD.
Additional information on Fulton Financial Corporation is available at www.fult.com.

Safe Harbor Statement

This news release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions which are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation's control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which have been filed with the Securities and Exchange Commission and are available in the Investor Relations section of the Corporation's website (www.fult.com) and on the Securities and Exchange Commission's website (www.sec.gov). The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.